Exhibit 99.2

Saba Appoints Mike Martini as Chief Financial Officer

Former CFO of @Road and SPL WorldGroup Brings Over 20 Years of Financial Know-How and Experience to Saba

Redwood Shores, Calif., July 12, 2007 — Saba (NASDAQ: SABA), the premier provider of human capital management (HCM) software and services, today announced that it has appointed Mike Martini as Chief Financial Officer. Martini will report to Saba’s CEO Bobby Yazdani, and will assume worldwide responsibility for Saba’s financial operations.

“Mike’s track record of impressive accomplishments in financial management in high-growth software and services companies and his experience in competitive markets is aligned to the strategic and operational goals of our business,” said Yazdani. “Mike’s background will assist Saba as we continue to grow and scale our operations. I am confident in his ability to contribute in both operational excellence and Saba’s growth.”

Martini brings over 20 years of financial and executive management experience to Saba. Most recently, Martini was Senior Vice President and Chief Financial Officer of @Road, a leading provider of on-demand software solutions. Previously he served as CFO of SPL WorldGroup B.V., and CFO for the West Region of TCI Communications. For more than 15 years, Martini was with Pacific Telesis (now AT&T) in various senior-level finance and strategy positions, including vice president and CFO for Pacific Bell Communications.

In a related move, eight-year Saba veteran Pete Williams will transition from CFO to Executive Vice President, Corporate Development. Williams will continue to report to Yazdani.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation: statements regarding our ability to continue to grow and scale our operations. Saba’s actual results could differ materially from those expressed in any forward-looking statements. Risks and uncertainties Saba faces that could cause results to differ materially include risks associated with: dependence on growth of the markets for Saba’s products, dependence on acceptance of Saba’s products by customers and channel partners, the success of Saba’s alliances, fluctuation in customer spending, any changes in the length of Saba’s sales cycle, new product offerings or pricing changes introduced by our competitors, technological changes that could make our products less attractive to customers or require a new product development investments, dependence on new product introductions and enhancements in order to meet the changing needs of our customers and markets, and potential software defects. Readers should also refer to the section entitled “Risk Factors” on pages 11 through 21 of Saba’s Annual Report on Form 10-K for the fiscal year ended May 31, 2006 and similar disclosures in subsequent Saba periodic SEC reports. The forward-looking statements and risks stated in this press release are based on information available to Saba today. Saba assumes no obligation to update them.

About Saba

Saba (NASDAQ: SABA) is the premier human capital management (HCM) software and services provider, using a people-centric approach to increase productivity and performance. As a trusted partner, Saba enables the Aligned Enterprise™ for over 1,100 customers in 150 countries by providing an integrated people management system to continuously align goals, develop people, improve collaboration and increase visibility into organizational performance.

Saba customers include ABN AMRO, Alcatel, Bank of Tokyo-Mitsubishi UFJ, BMW, CEMEX, Cisco Systems, DaimlerChrysler, Dell, Deloitte Touche Tohmatsu, EDS, EMC Corporation, FedEx Kinko’s, Insurance Australia Group, Lockheed Martin, Medtronic, National Australia Bank, Novartis, Petrobras, Procter & Gamble, Scotiabank, Sprint, Standard Chartered Bank, Stanford University, Swedbank, Wyndham International, Weyerhaeuser, Underwriters Laboratories, and the U.S. Army and U.S. Navy.

Headquartered in Redwood Shores, California, Saba has offices on five continents. For more information, please visit www.saba.com or call +1-877-SABA-101 or +1-650-779-2791.

SABA, the Saba logo, Centra and the marks relating to Saba products and services referenced herein are either trademarks or registered trademarks of Saba Software, Inc. or its affiliates. All other trademarks are the property of their respective owners.

For details, contact

Leena Kamath, Marketing Specialist – +1-650-581-2636 – lkamath@saba.com